Exhibit 5.0

                             RICHARDSON & PATEL, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                January 21, 2004

QT 5, Inc.
5655 Lindero Canyon Road
Suite 120
Westlake Village, California 91362

      Re:   QT 5, Inc. 2003 Incentive Equity Plan

Gentlemen:

      We have acted as counsel to QT 5, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 10,000,000 shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued upon exercise of options or otherwise granted in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                        /s/ Richardson & Patel, LLP


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